UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 11, 2011

LANSDOWNE SECURITY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-94797	75-2738727
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

Jiangtou Village
Jinjiang City, Quanzhou
Fujian Province, 362200
People’s Republic of China
(Address of principal executive offices)

(86) 595 8518 6739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (this “Second Amendment”) amends (i) the Lansdowne Security, Inc. (the “Company”) Current Report on Form 8-K, previously filed with the U.S. Securities and Exchange Commission on February 11, 2011 (the “Original Filing”) and (ii) the subsequent amendment to the Original Filing on February 17, 2011, which included certain exhibits that were previously omitted (the “First Amendment”).  This Second Amendment is being filed for the purpose of (i) including Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal years ended December 31, 2010 and 2009, and (ii) amending Item 9.01(d) of the Original Filing and First Amendment to include the consolidated financial statements of DK International Group, Ltd., a wholly-owned subsidiary of the Company, for the years ended December 31, 2010 and 2009. This second Amendment does not reflect events occurring after the submission of the Original Filing or modify or update those disclosures, including the exhibits to the Original Filing affected by subsequent events.

Item 2.01  Completion of Acquisition or Disposition of Assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements.  Such statements are not covered by the safe harbor provisions.  These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company’s equity and debt securities.  The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company.  Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

As used in this report, the terms “Company,” “we,” “our,” “us” refer to DK International Group Ltd.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of DK International Group Ltd. for the years ended December 31, 2010 and 2009, and should be read in conjunction with such financial statements and related notes included in this report.

Results of Operations

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

The following table sets forth key components of our results of operations for the years ended December 31, 2010 and 2009:

	For the years ended December 31,
	2010	2009	Difference	% of change
Sales	$62,954,281	$56,419,090	6,535,191	12%
Cost of sales	(44,899,609)	(41,055,147)	(3,844,462)	9%
Gross profit	18,054,672	15,363,943	2,690,729	18%
Selling, general and administrative expenses	(7,044,104)	(6,260,214)	(783,890)	13%
Income from operations	11,010,568	9,103,729	1,906,839	21%
Other income (expenses)
Interest expense, net	(187,635)	(146,917)	(40,718)	28%
Total Other income (expenses)	(187,635)	(146,917)	(40,718)	28%

Income before income taxes	10,822,933	8,956,812	1,866,121	21%
Provision for income taxes	(2,770,053)	(2,430,573)	(339,480)	14%
Net income	$8,052,880	$6,526,239	1,526,641	23%

Our chief operating decision maker (“CODM”) is our Chief Executive Officer who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group.  Based on management’s assessment, we have determined that we have three operating segments which are shoe parts and accessories, original equipment manufacturer (“OEM”) products and Aierda shoes.  These three operating segments are also identified as reportable segments.

The following table summarizes our sales, cost of sales and gross margin by segments for the years ended December 31, 2010 and 2009, respectively:

December 31, 2010 and 2009, respectively:

	For the years ended December 31,
	2010	2009	Difference	% change
Shoe parts & accessories	$19,032,890	$27,003,628	$-7,970,738	-30%
OEM products	4,362,747	7,848,994	-3,486,247	-44%
Aierda brand shoes	39,558,644	21,566,468	17,992,176	83%
Consolidated sales	$62,954,281	$56,419,090	$6,535,191	12%

Shoe parts & accessories	$14,371,210	$20,390,430	$-6,019,220	-30%
OEM products	3,245,717	5,866,401	-2,620,684	-45%
Aierda brand shoes	27,282,682	14,798,316	12,484,366	84%
Consolidated cost of sales	$44,899,609	$41,055,147	$3,844,462	9%

Shoe parts & accessories	$4,661,680	$6,613,198	$-1,951,518	-30%
OEM products	1,117,030	1,982,593	-865,563	-44%
Aierda brand shoes	12,275,962	6,768,152	5,507,810	81%
Consolidated gross profits	$18,054,672	$15,363,943	$2,690,729	18%

Sales

Our net sales consist of revenue derived from the sale of Aierda brand shoes, shoes parts and accessories and OEM products.

Net sales of shoe parts and accessories decreased $8.0 million, or 30% to $19.0 million in the fiscal year ended December 31, 2010, from $27.0 million in the fiscal year ended December 31, 2009.  The decrease is mainly attributable to the Company focusing its efforts on promoting Aierda brand shoes.

Net sales of OEM products decreased $3.5 million, or 44% to $4.4 million in the fiscal year ended December 31, 2010, from $7.8 million in the fiscal year ended December 31, 2009. The decrease is mainly attributable to the Company focusing its efforts on promoting Aierda brand shoes, as such segment has proven to be a more profitable area for the Company.

Net sales of Aierda brand shoes increased by $18.0 million, or 83%, to $39.6 million in the fiscal year ended December 31, 2010, from $21.6 million in the fiscal year ended December 31, 2009.  This significant increase is primarily attributable to the Company strategically placing more resources to promote Aierda brand shoes, which have higher gross margin.

Cost of Sales

Our cost of sales is primarily comprised of the costs of raw materials, labor, overhead and sales tax.  On a consolidated basis, our cost of sales increased $3.8 million, or 9%, to $44.9 million in fiscal year ended December 31, 2010, from $41.1 million in fiscal year ended December 31, 2009.  The increase is mainly attributable to the cost increase of Aierda brand shoes, offset by the cost decrease of shoe parts and accessories and OEM products.

Gross Profit and Gross Margin

Our gross profit increased $2.7 million to $18.1 million in fiscal year ended December 31, 2010, from $15.4 million in fiscal year ended December 31, 2009.  Gross profit as a percentage of net revenues was 29% and 27% for the fiscal years ended December 31, 2010 and 2009, respectively.

The average gross margin of OEM products was 25.6% in fiscal year ended December 31, 2010, as compared to 25.3% in fiscal year ended December 31, 2009.  The minor increase is primarily attributable to the mature market of OEM products.

The average gross margin of Aierda brand shoes was 31.0% in fiscal year ended December 31, 2010, as compared to 31.4% in fiscal year ended December31, 2009.  The decrease in gross margin is primarily attributable to sales price reductions in order to attract customers.

Operating Expenses

We do not allocate selling, general and administrative expenses incurred at the corporate level to individual reporting segments as we believe our corporate department provides necessary marketing and administrative supporting function that benefits our entire operations taken as a whole.

Selling and General and Administrative Expenses

Our selling and general and administrative expenses increased $783,890, or 13%, to $7.0 million in fiscal year ended December 31, 2010, from $6.3 million in fiscal year ended December 31, 2009.  The increase is mainly due to increase in staff costs, advertising and promotion expenses and accrual of reverse acquisition fee.  Our advertising expense includes exhibition, trade fairs, outdoor advertising and internet advertising.  Our advertising expenses increased by 38% from approximately $208,529 in the fiscal year ended December 31, 2009 to $337,860 in the fiscal year ended December 31, 2010.  Our promotion expense increased by 40% from $304,559 in the fiscal year ended December 31, 2009 to $508,442 in the fiscal year ended December 31, 2010.

Our staff costs increased approximately $300,000 or 15%, from approximately $2.0 million in the fiscal year ended December 31, 2009, to $2.3 million in the fiscal year ended December 31, 2010.  We also faced pressure of cost increase from staff welfare as a result of more stringent employee benefit policy imposed by the PRC government.

Income before Income Taxes

Income before income taxes increased $1.9 million, or 21%, to $10.8 million in the fiscal year ended December 31, 2010, from $9.0 million in the fiscal year ended December 31, 2009.  As a percentage of net sales, the income before income tax increased from 16% in the fiscal year ended December 31, 2009, to 17% in the fiscal year ended December 31, 2010.  The increase is mainly attributable to increase of net sales of Aierda brand shoes, which is being offset by the decrease of net sales of OEM products and shoes parts and accessories.

Income Taxes

Our income tax increased to $2.8 million in the fiscal year ended December 31, 2010, from $2.4 million in the fiscal year ended December 31, 2009.  The applicable tax rate for Company is 25%.  This increase is due to our revenue increase.

Net Income

Net income increased $1.5 million, or 23%, to $8.1 million in the fiscal year ended December 31, 2010, from $6.5 million in the fiscal year ended December 31, 2009.  The increase is primarily attributable to significant increase in sales of Aierda brand shoes.  The increase in Aierda brand shoes is primarily attributable to the change of economic environment and stronger demand in shoes markets.

Liquidity and Capital Resources

Our principal sources of liquidity have been cash generated from our operating activities and short-term financing from banks.  Our working capital at December 31, 2010, was approximately $192,304.

The short-term loans were used in daily operations by the Company.  The short-term loans are from two financial institutions which are normally due within 12 months.  The short-term loan as of the fiscal years ended December 31, 2010 and 2009 are $2.9 million and $2.1 million, respectively.  The short-term loans were partially, personally guaranteed by our sole shareholder and his spouse, as well as independent third parties.

As of the fiscal years ended December 31, 2010 and December 31, 2009, we had cash and cash equivalents of $234,379 and $279,065, respectively.  The following table provides detailed information about our net cash flow for all financial statement periods in this report.

	For the years ended December 31,
	2010	2009
Net cash provided by operating activities	$14,972,290	$6,611,826
Net cash used in investing activities	(3,254,346)	(1,034,223)
Net cash used in financing activities	(12,107,792)	(6,157,666)
Effect of exchange rate change on cash	345,162	10,933
Cash at beginning of year	279,065	848,195
Cash at end of year	$234,379	$279,065

Cash flows from operating activities

Net cash provided by operating activities was $15.0 million in the fiscal year ended December 31, 2010, an increase of $8.4 million, or 126% from $6.6 million in the fiscal year ended December 31, 2009.  Such increase of net cash provided by operating activities was primarily attributable to an approximately $3.5 million decrease in inventories.  Furthermore, the decrease of accounts receivable $2.5 million and increase of accounts payable $2.9 million also contribute to the change of cash flow from operating activities.

Cash flows from investing activities

Net cash used in investing activities was $3.3 million in the fiscal year ended December 31, 2010, as compared to $1.0 million in the fiscal year ended December 31, 2009.  Such increase was primarily attributable to an increase in related party loans.

Cash flows from financing activities

Net cash used in financing activities was $12.1 million in the fiscal year ended December 31, 2010, as compared to $6.2 million in the fiscal year ended December 31, 2009.  Such increase was primarily attributable to an increase in dividend payments to the Company’s sole shareholder, Mr Ding Yuxi, by $12.8 million during the fiscal year ended December 31, 2010.

Capital expenditures

Our capital expenditures were $62,289 and $668,248, for the fiscal years ended December 31, 2010 and 2009, respectively.  Our capital expenditures were mainly used for addition of machineries.

We believe that our cash on hand, cash flow from operations, together with the net proceeds from our anticipated private offering referenced above will meet our expected capital expenditure and working capital for the next 12 months.  In addition, we may, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our production capacity or other investments or acquisitions we may decide to pursue.  If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities.  The sale of additional equity could result in dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies

Use of Estimates
In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the selection of the useful lives and residual values of property and equipment and intangible assets, provision for doubtful accounts, provision necessary for contingent liabilities, fair values, revenue recognition, and other similar charges. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S.  GAAP”).  The consolidated financial statements include the accounts of DK, Dake (Fujian) Sports Goods Co., Ltd. (“Dake”), a wholly owned subsidiary of the Company and Fujian Jinjiang Aierda Shoe Plastic Co., Ltd. (“Aierda”), a variable interest entity.  All significant inter-company balances and transactions are eliminated in consolidation.

We determined that Dake is the primary beneficiary of Aierda based on the contractual relationship in which Dake has economic control over Aierda., and Dake’s obligations to absorb Aierda’s expected returns and losses.

Fair Value

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•
Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

As of December 31, 2010 and 2009, the Company’s financial instruments include cash, accounts receivable, notes receivable, other current assets, advances to suppliers, due from related party, due from shareholder, due from other, short- term bank loans, account payables, accrued expenses, advances from customers, taxes payable, and other current liabilities. Management has estimated that the fair value of these financial instruments approximate their carrying amounts due to their short-term nature.

Accounts Receivable

According to the Company's policy, accounts receivable over 180 days are considered overdue.  The Company does periodical reviews as to whether the carrying values of accounts have become impaired.  The assets are considered to be impaired if the collectability of the balances become doubtful, accordingly, the management estimates the valuation allowance for anticipated uncollectible receivable balances.  When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be recorded as a change in allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market, using the FIFO method.  Inventory costs include material, labor and direct manufacturing overhead.  The Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Property, Plant and Equipment”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable.  An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.  There was no impairment of long-lived assets for the fiscal years ended December 31, 2010 and 2009.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605”Revenue Recognition”.  Product sales are recognized when title to the product has transferred to customers in accordance with the terms of the sale; the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The Company accepts customer returns due to defective products.

Income Tax

The Company is governed by the Income Tax Law of the PRC.  The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company is subject to a statutory tax rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.  There were no temporary differences as of December 31, 2010 and 2009.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combination”, which amends ASC Subtopic 805-10, “Business Combinations.”  ASU No. 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  This amendment also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination included in the reported pro forma revenue and earnings.  The amendment is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In May 2011, FASB issued ASU No. 2011-04 “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs.  Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements.  Some of the amendments clarify the Board of Director’s intent about the application of existing fair value measurement requirements.  Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.  ASU 2011-04 shall be effective for public entities for interim and annual periods beginning after December 15, 2011, and should be applied prospectively.  Early adoption is not permitted for public entities.  For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011, and should be applied prospectively.  Nonpublic entities may elect to apply the amendments early, but no earlier than interim periods beginning after December 15, 2011.  The Company does not expect that the adoption of ASU 2011-04 will have a material effect on its financial statements.

In June 2011, FASB issued ASU No. 2011-05 “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”.  Under the amendments to Topic 220, “Comprehensive Income”, in this update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income.  The amendments in this update should be applied retrospectively.  For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter.  Early adoption is permitted.  The Company does not expect that the adoption of ASU 2011-04 will have a material effect on its financial statements.

Off-Balance Sheet Arrangements

None

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consolidated Financial Statements of DK International Group Ltd. for the years ended December 31, 2010 and 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANSDOWNE SECURITY, INC.

Date: July 28, 2011	By:	/s/ Conghui Ding
Name: Conghui Ding
Title: Chief Executive Officer